UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☐         Filed by a Party other than the Registrant ☒

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting material Pursuant to §240.14a-12

Air Products and Chemicals, Inc.

(Name of Registrant as Specified In Its Charter)

MANTLE RIDGE LP

EAGLE FUND A1 LTD

EAGLE ADVISOR LLC

PAUL HILAL

ANDREW EVANS

TRACY MCKIBBEN

DENNIS REILLEY

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On January 9, 2025, Mantle Ridge LP, which, together with its affiliates (collectively, “Mantle Ridge”), beneficially owns approximately $1.3 billion of the outstanding common shares of Air Products and Chemicals, Inc. (NYSE: APD) (“Air Products” or the “Company”), issued and uploaded to its website, www.RefreshingAirProducts.com, the following press release (the “Press Release”):

It’s Time for a Fresh Start at Air Products: Mantle Ridge Sends Letter to Air Products and Chemicals, Inc. Shareholders

Highlights Strength of Mantle Ridge’s Four Director Nominees

Puts Performance of Selected Incumbent Directors into Perspective – Including Responsibility for Operational Underperformance, Flawed Capital Allocation and Strategy, Poor Project Execution, Failed Management Development and Succession Planning, Failed Compensation Alignment, and Degradation of Board Composition, Performance, and Governance Safeguards

Urges Shareholders to Vote the BLUE Proxy Card “FOR” Mantle Ridge’s Four Highly Qualified Director Nominees – Andrew Evans, Paul Hilal, Tracy McKibben, and Dennis Reilley – and “WITHHOLD” on the Company Nominees Charles Cogut, Lisa A. Davis, Seifollah “Seifi” Ghasemi, and Edward L. Monser

Read the Letter and Related Materials at www.RefreshingAirProducts.com

New York – January 9, 2025 – Mantle Ridge LP, which, together with its affiliates (collectively, “Mantle Ridge”), beneficially owns approximately $1.3 billion of the outstanding common shares of Air Products and Chemicals, Inc. (NYSE: APD) (“Air Products” or the “Company”), today sent a letter to the Company’s shareholders highlighting the critical sector expertise, value creation ability, and extensive public company CEO, CFO, and Board leadership experience of its four highly qualified, independent director nominees – Andrew Evans, Paul Hilal, Tracy McKibben, and Dennis Reilley – seeking election to Air Products’ Board of Directors (the “Board”) at the Company’s 2025 Annual Meeting of Shareholders (the “Annual Meeting”).

The letter also outlines the many leadership failures of select incumbent directors – Charles Cogut, Lisa A. Davis, Seifollah “Seifi” Ghasemi, and Edward L. Monser – who Mantle Ridge believes are most responsible for the last five years of Air Products’ chronic underperformance.

Mantle Ridge encourages all shareholders to review the attached letter, which is also accessible alongside related materials at www.RefreshingAirProducts.com.

To Enhance Air Products’ Performance and Create the Long-Term Value that Shareholders Deserve, Mantle Ridge Urges Shareholders to Vote the BLUE Proxy Card “FOR” Mantle Ridge’s Four Highly Qualified Director Nominees – Andrew Evans, Paul Hilal, Tracy McKibben, and Dennis Reilley – and “WITHHOLD” on the Company Nominees Charles Cogut, Lisa A. Davis, Seifollah “Seifi” Ghasemi and Edward L. Monser

Additional information regarding Mantle Ridge’s highly qualified nominees and other materials related to its proxy campaign may be found at www.RefreshingAirProducts.com.

***

The letter to the Company’s shareholders referenced in the Press Release is attached hereto as Exhibit 1.

***

About Mantle Ridge

Founded in 2016, Mantle Ridge LP is an engaged, long-term owner-steward that works closely and constructively with company boards to create durable long-term value for all stakeholders. None of Mantle Ridge’s affiliated entities is a hedge fund or other investment vehicle with a structurally short-term incentive. Mantle Ridge engages with the expectation of maintaining an ownership position over the very long-term. Mantle Ridge has raised separate, single-investment, five-year special purpose vehicles to support its previous engagements with companies including CSX Corporation, Aramark, and Dollar Tree. For more information, visit https://www.mantleridge.com/.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information herein contains “forward-looking statements.” Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “potential,” “targets,” “forecasts,” “seeks,” “could,” “should” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe our objectives, plans or goals are forward-looking. Forward-looking statements are subject to various risks and uncertainties and assumptions. There can be no assurance that any idea or assumption herein is, or will be proven, correct. If one or more of the risks or uncertainties materialize, or if any of the underlying assumptions of Mantle Ridge LP and its affiliates (collectively, “Mantle Ridge”) or any of the other participants in the proxy solicitation described herein prove to be incorrect, the actual results may vary materially from outcomes indicated by these statements. Accordingly, forward-looking statements should not be regarded as a representation by Mantle Ridge that the future plans, estimates or expectations contemplated will ever be achieved.

Certain statements and information included herein may have been sourced from third parties. Mantle Ridge does not make any representations regarding the accuracy, completeness or timeliness of such third party statements or information. Except as may be expressly set forth herein, permission to cite such statements or information has neither been sought nor obtained from such third parties, nor has Mantle Ridge paid for any such statements or information. Any such statements or information should not be viewed as an indication of support from such third parties for the views expressed herein.

Mantle Ridge disclaims any obligation to update the information herein or to disclose the results of any revisions that may be made to any projected results or forward-looking statements herein to reflect events or circumstances after the date of such information, projected results or statements or to reflect the occurrence of anticipated or unanticipated events.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Mantle Ridge LP and the other Participants (as defined below) have filed a definitive proxy statement (the “Definitive Proxy Statement”) and accompanying BLUE universal proxy card or voting instruction form with the SEC to be used to solicit proxies for, among other matters, the election of its slate of director nominees at the 2025 annual meeting of stockholders of the Company (the “2025 Annual Meeting”). Shortly after filing the Definitive Proxy Statement with the SEC, Mantle Ridge LP furnished the Definitive Proxy Statement and accompanying BLUE universal proxy card or voting instruction form to some or all of the stockholders entitled to vote at the 2025 Annual Meeting.

The participants in the proxy solicitation are Mantle Ridge LP, Eagle Fund A1 Ltd, Eagle Advisor LLC, Paul Hilal (all of the foregoing persons, collectively, the “Mantle Ridge Parties”), Andrew Evans, Tracy McKibben and Dennis Reilley (such individuals, collectively with the Mantle Ridge Parties, the “Participants”).

IMPORTANT INFORMATION AND WHERE TO FIND IT

MANTLE RIDGE LP STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ ITS DEFINITIVE PROXY STATEMENT, ANY AMENDMENTS OR SUPPLEMENTS TO SUCH PROXY STATEMENT AND OTHER PROXY MATERIALS FILED BY MANTLE RIDGE LP WITH THE SEC AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV. THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS ARE ALSO AVAILABLE ON THE SEC’S WEBSITE, FREE OF CHARGE, OR BY DIRECTING A REQUEST TO THE PARTICIPANTS’ PROXY SOLICITOR, D.F. KING & CO., INC., 48 WALL STREET, 22ND FLOOR, NEW YORK, NEW YORK 10005. STOCKHOLDERS CAN CALL TOLL-FREE: (888) 628-8208.

Information about the Participants and a description of their direct or indirect interests by security holdings or otherwise can be found in the Definitive Proxy Statement.

Investor Contact

D.F. King & Co., Inc.

Edward McCarthy

Tel: (212) 493-6952

Media Contacts

Jonathan Gasthalter / Nathaniel Garnick

Gasthalter & Co.

Tel: (212) 257-4170

Email: RefreshingAPD@gasthalter.com

Exhibit 1

REFRESHING AIR PRODUCTS

It’s Time for a Fresh Start

Dear Fellow Air Products Shareholders,

Air Products & Chemicals, Inc. (“Air Products” or the “Company”) has been substantially degraded and has **dramatically underperformed** over the past five years relative to its peers and its potential, a direct result of the **poor stewardship** of its current Board and incumbent CEO and Chairman, Seifi Ghasemi. The good news is that we have an opportunity to reverse the damage and set the Company on a far better course.

Air Products’ 5-Year[1] Performance Benchmarked Against Peers and Broader Market

- ✖ Projects flawed from conception
- ✖ Unheard-of-in-industry budget overruns and delays
- ✖ Value-destructive strategy
- ✖ Hollowing out of Company leadership
- ✖ Corrosion of culture, failures to disclose, obfuscations, misstatements, and worse
- ✖ Industry-worst returns on capital

[1] Five-year period before unaffected date of 10/4/2024.

Total Shareholder Return
200%
150%
100%
50%
0%
+50%
+93%
+171%
+111%
Air Products
Air Liquide
Linde
S&P 500

The Board has allowed its composition, structure, processes, and basic governance safeguards to be degraded or dismantled, enabling Mr. Ghasemi to compromise Board and shareholder efforts to remove him.

We believe that only a meaningful shareholder-led Board refreshment will free Air Products from his grasp, and enable the Company to again serve the shareholders and other stakeholders, rather than the personal ambitions of one individual.

Mantle Ridge’s four superbly qualified, independent director nominees – **Andrew Evans, Paul Hilal, Tracy McKibben, and Dennis Reilley** – bring to the Board an exceptional mix of financial, capital allocation, industrial gas, capital-intensive heavy-industry, and energy transition industry expertise, as well as public company executive and board leadership experience. So fortified and refreshed, the Board will be best positioned to help launch the next great chapter in the Company’s history.

Under proposed new management, Mantle Ridge believes the Company would today be worth $425/sh, and well-positioned to drive double-digit annual Total Shareholder Return (“TSR”) compounding thereafter.[2]

[2] For further information, see pages 6, 23, and 109 of Mantle Ridge’s investor presentation entitled “Refreshing Air Products” (December 2024), filed with the Securities and Exchange Commission on December 17, 2024.

> *As long as I’m vertical, I’m going to be Chairman of Air Products, and I mean that.*
>
> **— Seifi Ghasemi**
>
> (June 9, 2020, APD CEO comments, Deutsche Bank conference)

To restore Air Products’ integrity and prosperity

VOTE THE BLUE CARD “FOR” MANTLE RIDGE’S NOMINEES

BLUE CARD

©2025 Mantle Ridge. All Rights Reserved.

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NOMINEE OVERVIEW (IN ALPHABETICAL ORDER)

Mantle Ridge Nominees:	Incumbent Board:
✔ Mantle Ridge's nominees bring the critical sector, executive, and capital allocation experience the Board needs; crucially, **they are INDEPENDENT of Mr. Ghasemi**	✖ The incumbent directors most responsible for the current Board's failures are not suitable for continued service and should be replaced
✔ Andrew Evans • 30 years of experience in capital-intensive energy and utilities industry • Former public company CEO and CFO at AGL Resources, Inc. (formerly NYSE: GAS) and a former CFO at Southern Company (NYSE: SO) • Deep capital allocation experience from serving as CFO of capital-intensive businesses for over a decade	**✖ Charles Cogut** • Background is of only incidental relevance • **Questionable independence** – M&A counsel to Rockwood Holdings, Inc. during Mr. Ghasemi's tenure as CEO and Chairman of Rockwood • 77 years old; as third longest-tenured director (nine-years), shares responsibility for Board degradation
✔ Paul Hilal • Experienced public company board steward during corporate transformations and board reconstitutions, including during a successful prior engagement with Air Products • Extensive board leadership experience as Vice Chairman, Chair of the Management Resources and Compensation Committee; extensive Nominating, Governance and Finance committee experience • Extensive expertise in strategy, capital allocation, management development, succession, and compensation • Aligned, strongly incentivized, and resourced – Mantle Ridge has an approximately $1.3 billion interest in the Company's shares; backed by a full team	**✖ Lisa Davis,** COMP COMMITTEE CHAIR • As Chair of the Management Development and Compensation Committee, Ms. Davis not only failed to develop management, she presided over a "hollowing out of the leadership", and **failed to develop viable CEO or COO succession plans**, among other duties • **Failure to implement a return-on-capital component in compensation plan** exacerbated value-destroying capital misallocation • Approved an evergreen, auto-extending, rolling **five-year-forward employment contract** already extending past the CEO's 84th birthday; cancellable only with four years advance notice
✔ Tracy McKibben • 20 years of experience related to energy transition and environmental technology • Deep expertise underwriting and assessing energy transition projects relevant to Air Products' current business • Founded and led the Environmental Banking Group at Citibank • Seasoned board leader currently serving on Ecolab and other boards; has chaired Audit and Finance board committees	**✖ Seifi Ghasemi,** CHAIRMAN AND CEO • Over 11 years, Mr. Ghasemi **systematically degraded and subjugated the Board**, and **eroded governance safeguards, in an attempt to disable the Board and shareholders from ever removing him** • **Extreme entrenchment:** at ***80 years old***, insists he will defeat any efforts to remove him • Many years of demonstrably ill-conceived capital misallocations – branded as "strategies" – and project execution failures unprecedented in industry, resulting in ***industry-worst return on capital*** • Presided over culture deterioration: omissions, obfuscations, misdirections, and worse
✔ Dennis Reilley • "Architect" of modern industrial gas ("gold standard") model as the former Chairman and CEO of Praxair (now Linde), the best-in-class industry player • Stellar executive and Board experience in chemicals, energy and other capital-intensive industries; Chemical Industry Medal for lifelong distinguished service; best CEO in America in Basic Materials *(Institutional Investor)* • Exceptional performance with team development, operations, allocation	**✖ Ed Monser,** LEAD INDEPENDENT DIRECTOR • **Failed** as Lead Independent Director and Chair of the Corporate Governance and Nominating Committee to protect **composition, structure, integrity, and internal processes and practices of the Board** • **Allowed CEO to control Board** and shareholder engagement, and to undermine governance safeguards • Failed as bulwark against CEO and Chairman

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©2025 Mantle Ridge. All Rights Reserved.

PUBLIC COMPANY CEO, CFO, AND ENGAGED SHAREHOLDER/INVESTOR EXPERIENCE

Mantle Ridge Nominees:	Incumbent Board:
✔ **Messrs. Reilley and Evans have deep experience as CEOs, and Messrs. Evans and Hilal have deep experience as public company CFO or engaged shareholder/value investor, of capital-intensive heavy industries**	✖ **None of the current independent directors has public company CEO experience of any kind, and only one Board member (Jessica Graziano) has heavy-industry CFO experience (just two years)**
• Mr. Reilley has decades of executive and Board leadership experience, as the former Chair and CEO of Praxair (now Linde), the best-in-class industry peer • Mr. Evans is a former CEO and CFO at AGL Resources, Inc. (formerly NYSE: GAS) and a former CFO at Southern Company (NYSE: SO), both capital-intensive businesses • Mr. Hilal brings extensive financial experience as a value investor, engaged shareholder, and finance committee member of capital-intensive businesses across industries	• 97% of S&P 500 companies with a $50 billion+ market cap have at least one independent director with public company CEO experience; due to shareholder pressure, Board now nominates two CEOs, **but they have decade-plus relationships with Mr. Ghasemi** • Ms. Graziano's two years of heavy-industry CFO experience is limited • Lack of financial expertise, particularly in capital-intensive heavy industry, was a critical missing safeguard that might have slowed Mr. Ghasemi's capital misallocation

INDUSTRIAL GAS EXPERIENCE

Mantle Ridge Nominees:	Incumbent Board:
✔ **Mr. Reilley is an industrial gas legend; Mr. Hilal has deep experience as an investor in the industry; proposed CEO candidate Mr. Menezes has more than three decades of exceptional industrial gas leadership**	✖ **Only one incumbent Board member, Wayne Smith, has prior industrial gas experience, but not with the Praxair model** **He has independence issues, as he was Mr. Ghasemi's subordinate in the past**
• Mr. Reilley architected the modern industrial gas business model as Chairman and CEO of Praxair, and Mr. Hilal brings extensive industry knowledge dating back to 2013, when he was responsible for a 10% ownership stake of Air Products • Combination of Reilley and Menezes publicly hailed as the "Dream Team" best able to help Air Products recover from the damage of the past five years of poor leadership, and rise to its potential	• Mr. Ghasemi and the incumbent Board's persistent failures across key responsibilities – including talent recruitment and teambuilding, project execution, strategy, capital allocation, and operational efficiency – **disqualifies them from a role in determining or training Air Products' future leadership** • The Board's comprehensive failure to manage itself, to protect the shareholders and Company, and to properly perform even basic board duties **disqualifies it from a role in determining its own composition**

ENERGY TRANSITION EXPERIENCE

Mantle Ridge Nominees:	Incumbent Board:
✔ **Ms. McKibben has extensive energy transition experience and can meaningfully strengthen the Board's expertise in this key strategic area**	✖ **Board members have insufficient energy transition experience**
• Ms. McKibben brings over 20 years of energy transition and environmental technology-related investment, advisory, and policy experience • Founded and led the Environmental Banking Group at Citibank, and has deep expertise underwriting and assessing energy transition projects relevant to Air Products' current business	• Current Board is ill-equipped to adequately evaluate critical energy transition projects, which have contributed to Air Products' recent capital allocation and project execution issues • Lisa Davis is the only Air Products director with relevant experience in energy transition, but should not be on the Board given her failures as Chair of the Management Development and Compensation Committee

©2025 Mantle Ridge. All Rights Reserved.
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